Exhibit 10.5

THIS PROMISSORY NOTE MAY CONSTITUTE A SECURITY, HAS NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER ANY APPLICABLE SECURITIES LAWS UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED, OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$11,500,000.00	June 13, 2012

FOR VALUE RECEIVED, the undersigned, DALEA PARTNERS, LP, an Oklahoma limited partnership (“Maker”), unconditionally promises to pay to the order of TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (“TAT”), at 16803 North Dallas Parkway, Suite 200, Addison, Texas, 75001, or at such other place as may be designated in writing by the holder of this Note, the principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($11,500,000.00), together with interest thereon at the rates hereafter specified.

This Note is executed as consideration for entry into that certain Stock Purchase Agreement (the “SPA”), dated as of March 15, 2012, among TAT, TransAtlantic Worldwide, Ltd., Longe Energy Limited, TransAtlantic Petroleum (USA) Corp., TransAtlantic Petroleum Cyprus Limited, Viking International Limited (“VIL”), Viking Geophysical Services, Ltd. (“VGS”), Viking Oilfield Services SRL, and Viking Services B.V., as successor in interest to Maker (“Buyer”). Capitalized terms not defined in this Note have the meanings given to them in the SPA.

Except as otherwise provided herein, this Note will bear interest from the date of Closing, as such term is defined in the SPA, until payment in full at a per annum rate equal to three percent (3%). All interest will be computed as a per diem charge for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. Accrued interest shall be payable, in lawful money of the United States of America, on a quarterly basis, with the first such interest payment becoming due on July 1, 2012, and continuing on each January 1, April 1, July 1, and October 1 until the Maturity Date (as defined below).

The entire unpaid principal balance of this Note and all accrued and unpaid interest will be due and payable on the “Maturity Date,” which shall be the first to occur of:

(a) June 13, 2017;

(b) the consummation of an underwritten initial sale to the public of equity securities by Buyer or any Person that beneficially owns, directly or indirectly, at least a majority of Buyer’s outstanding equity securities (an “IPO”);

(c) the sale or transfer by Buyer of at least a majority of the outstanding equity interests, including by merger, consolidation, reorganization, or otherwise, or substantially all of the assets, of VIL or VGS to any Person other than a controlled Affiliate of Buyer;

(d) whether by means of a single transaction, a series of related transactions or one or more unrelated transactions, including by operation of law, a reduction of the direct or indirect aggregate beneficial ownership of Buyer’s outstanding equity interests by Maker, any controlled Affiliate of Maker and/or any trust or entity established for the benefit of N. Malone Mitchell, 3rd or any of his immediate family members (each, a “Permitted Transferee”), to less than thirty-five percent (35%); or

(e) the occurrence of any of the following with respect to Buyer or Maker: (A) the sale, lease, assignment, gift, pledge, transfer or other disposition in one or a series of related transactions, including by operation of law, of all or substantially all of the assets of Buyer or Maker to any Person or Group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any Person or Group that beneficially owns a controlling equity interest in Buyer or Maker, as applicable, any controlled Affiliates of the foregoing, or any Permitted Transferee; or (B) the acquisition, directly or indirectly, by any Person or Group of beneficial ownership of more than 50% of the aggregate voting power of Buyer or Maker, other than any Person or Group that beneficially owns a controlling equity interest in Buyer or Maker, as applicable, any controlled Affiliates of the foregoing, or any Permitted Transferee.

Each payment will be made in immediately available funds and will be applied first to the payment of accrued unpaid interest and the balance, if any, will be applied to the unpaid principal balance of this Note. Any sum not paid when due will bear interest at a per annum rate equal to eight percent (8%). Maker may prepay any amounts owed hereunder without premium or penalty.

If Maker has given its prior written approval of a conversion of the indebtedness evidenced by this Note as set forth herein (the “Conversion”), and if TAT so elects, upon the consummation of an IPO, the then outstanding indebtedness (including accrued but unpaid interest) evidenced by this Note (the “Outstanding Balance”) shall be converted into such number of shares of stock offered in the IPO (the “Conversion Shares”) equal to (a) the Outstanding Balance, divided by (b) the per share purchase price paid by the public in the IPO. The Conversion Shares will be shares otherwise allocable to Maker or its Affiliates and will not reduce the shares otherwise allocable to any other beneficial owners of the issuer in the IPO. Interest shall be computed to the date of the IPO. Maker shall use commercially reasonable efforts to provide TAT written notice of an impending IPO as soon as is reasonably practicable. If TAT desires to elect the Conversion, TAT shall provide Maker with written notice of such election at or before such time as may be required by the underwriters of the IPO. Such decision shall be made by TAT’s then independent directors. If Maker approves of the Conversion, (a) Maker shall use commercially reasonable efforts to ensure that TAT is entitled to the same registration rights with respect to the Conversion Shares as Maker or any Affiliate of Maker is entitled with respect to its shares, and (b) TAT shall be subject to the same lock-up and confidentiality obligations as Maker or any Affiliate of Maker in connection with the IPO; provided, that Maker shall use commercially reasonable efforts to limit the lock-up period to not more than 120 days. Upon the Conversion and the issuance of the Conversion Shares to TAT, TAT shall surrender this Note to Maker at its principal office. TAT shall execute all documents reasonably requested by Maker or the underwriter in connection with the Conversion and the IPO. Upon the Conversion, this Note will be automatically canceled and Maker will be forever released from all of its obligations and liabilities under this Note.

Payment of this Note is guaranteed by N. Malone Mitchell, 3rd (the “Guarantor”) pursuant to a Guaranty (the “Guaranty”) dated as of the date hereof, executed by Guarantor for the benefit of TAT.

An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note; (ii) this Note or the Guaranty shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, interests, remedies, powers or privileges intended to be created thereby; (iii) Maker or Guarantor shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of Maker or Guarantor or of all or a substantial part of its or his assets, as applicable, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it or he is unable to pay its or his debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or Guarantor or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

Upon the occurrence of any Event of Default, TAT or any other holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of this Note to be immediately due and payable without presentment or notice of any kind which Maker waives, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of such holder’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in clauses (iii) or (iv) above with respect to Maker, without any notice to Maker or any other act by such holder, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker. Failure by the holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO

ANY OF THIS NOTE OR THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF TAT IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. TAT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS A CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

THIS NOTE IS TO BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICT OF LAWS. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder’s rights hereunder or under any instrument securing payment of the same, Maker will pay to such holder its reasonable attorneys’ fees and all expenses incurred in connection therewith.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive any notices required by applicable law including, without limitation, notices for presentment for payment, protest, demand and notice of intent to accelerate, notice of acceleration and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, the modification (whether one or more) of payment hereof, release or substitution of all or part of the security for the payment hereof or release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

This Note shall not be transferable without prior written consent of Maker except to an Affiliate of TAT or to a successor to TAT as a result of a merger or consolidation with, or sale of all or substantially all of the equity interests or assets of, TAT (each, a “Permitted TAT Transferee”). If TAT desires to transfer this Note to a Permitted TAT Transferee or other Person, TAT shall give Maker written notice of such transfer at least ten (10) Business Days prior to the proposed effective date of such transfer. Upon request by Maker, TAT shall obtain an opinion of counsel reasonably acceptable to Maker, at TAT’s expense, as to whether the proposed transfer may be effected without registration or qualification under any applicable securities law.

Notwithstanding anything to the contrary set forth herein, TAT (or any holder of this Note), as determined in its sole discretion, shall be entitled to pledge this Note to its bank group under its credit agreement therewith without the need to obtain the consent of Maker or Guarantor; provided TAT (or any holder of this Note) shall provide written notice of any such pledge within ten (10) days thereafter.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this instrument effective the date first above written.

DALEA PARTNERS, LP, an Oklahoma limited partnership

By:	Dalea Management, LLC, its General Partner

	By:	/s/ N. Malone Mitchell, 3rd

N. Malone Mitchell, 3rd, Manager

[Signature Page to Convertible Promissory Note]